Exhibit 99.1
July 10, 2007
Mr. Keith E. Alessi
Interim President and Interim CEO
Westmoreland Coal Company,
2 North Cascade Avenue,
Colorado Springs,
CO, 80903
Dear Keith,
This letter is to inform you that I am resigning, effective today, from the Board of Westmoreland Coal Company for health related reasons.
I wish you and the Company every success in the coming years.
/s/ Michael Armstrong
Michael Armstrong
Santa Fe,
NM, 87505